Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, James J. Leto, President and Chief Executive Officer of GTSI Corp. (“the Company”) and Thomas A. Mutryn, Senior Vice President and Chief Financial Officer of the Company, certify that the Annual Report on Form 10-K for the year ended December 31, 2005 filed by GTSI Corp. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of GTSI Corp.

Date:     April 10, 2006

/s/ JAMES J. LETO
James J. Leto
President and Chief Executive Officer

/s/ THOMAS A. MUTRYN
Thomas A. Mutryn
Senior Vice President and Chief Financial Officer